Exhibit 99.1

Lyft Announces Record Second Quarter Results

Second quarter revenue grew to $867 million, up 72% year-over-year

Based on execution and improving market environment, raising outlook for fiscal 2019

SAN FRANCISCO, CA, August 7, 2019—Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its second quarter ended June 30, 2019.

“Lyft’s second quarter was marked by strong execution and important advances in our product and platform. This translated to record revenue driven by better than expected Active Rider growth and Revenue per Active Rider monetization,” said Logan Green, co-founder and chief executive officer of Lyft. “We remain focused on reshaping transportation and we are pleased with the continued improvement in market conditions. This environment along with our execution is translating to strong revenue growth and sales and marketing efficiencies. As a result of this positive momentum, we anticipate 2019 losses to be better than previously expected and we are pleased to have updated our outlook.”

Second Quarter 2019 Highlights

•	Lyft reported Q2 revenue of $867.3 million versus $504.9 million in the second quarter of 2018, an increase of 72 percent year-over-year.

•

Net loss for Q2 2019 was $644.2 million versus a net loss of $178.9 million in the same period of 2018. Net loss for Q2 includes $296.6 million of stock-based compensation and related payroll tax expenses, primarily due to RSU expense recognition, as well as $141.1 million related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Net loss margin was (74.3%) in the quarter and (35.4%) in the second quarter of 2018.

•

Adjusted net loss was $197.3 million versus an adjusted net loss of $176.5 million in the second quarter of 2018. Adjusted net loss is adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and expenses related to acquisitions.

•

Lyft reported Contribution of $398.9 million versus $212.5 million in the second quarter of 2018, up 88% year-over-year. Contribution Margin increased to 46.0% from 42.1% versus the second quarter of 2018.

•	Adjusted EBITDA was ($204.1) million versus ($190.5) million in the second quarter of 2018. Adjusted EBITDA Margin was (23.5%) versus (37.7%) in the second quarter of 2018.

	Fiscal 2018 Q2	Fiscal 2019 Q2	year-over-year change
Active Riders (in thousands)	15,454	21,807	41%
Revenue per Active Rider	$32.67	$39.77	22%

Revenue (in millions)	$504.9	$867.3	72%

Outlook:

For Q3, we anticipate:

•	Revenue to be between $900 million and $915 million

•	Q3 revenue growth to be between 54% and 56% year-over-year

•	Adjusted EBITDA loss to be between $190 million and $210 million

For FY 2019, we anticipate:

Revenue:

•	Raising outlook by $195 million to $200 million

•	Revenue to be between $3.47 billion and $3.5 billion (up from $3.275 billion and $3.3 billion)

•	Annual growth rate to be between 61% and 62% (up from 52% and 53%)

Adjusted EBITDA

•	Improving loss guidance by $300 million

•	Adjusted EBITDA loss to be between $850 million and $875 million (improved from $1.15 billion and $1.175 billion)

•	2019 Adjusted EBITDA loss expected to be less than 2018 Adjusted EBITDA loss

For more information regarding the non-GAAP financial measures discussed in this earnings release, please see “GAAP to non-GAAP Reconciliations” below. Guidance for Adjusted EBITDA loss excludes interest income, other income (expense), net, provision for income taxes, depreciation and amortization, costs related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. We have not reconciled Adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between Adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. A reconciliation of historical Adjusted EBITDA is below.

Webcast

Lyft will host a webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft

Lyft was founded in 2012, and has over 30 million riders and 2 million drivers. We are singularly focused on improving people’s lives with the world’s best transportation and committed to building reliable, affordable and sustainable transportation.

Available Information

Lyft intends to use its Investor Relations website, its blog and its Twitter account as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft’s future financial or operating performance.

In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Lyft’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Lyft’s future profitability and timing for profitability, Lyft’s future financial and operating performance, including its outlook and guidance for the third quarter and full year 2019, demand for Lyft’s products and services and the markets in which Lyft operates and the future of Transportation-as-a-Service. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding our ability to forecast our business due to our limited operating history, our competition, fluctuations in the ridesharing market, our ability to attract and retain drivers and riders and our partner relationships. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft’s filings with the Securities and Exchange Commission (“SEC”), including Lyft’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 29, 2019, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 14, 2019 and in our Quarterly Report on Form 10-Q that will be filed with the SEC following this earnings release. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics

Lyft defines Active Riders as all riders who take at least one ride on our multimodal platform through the Lyft app during a quarter. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders since using the Lyft app is not required. With acquired businesses, including Motivate, only riders that have taken a ride or rented a bike or scooter through our Lyft app during the quarter will count as an Active Rider. Additionally, our calculation of Active Riders is not based on any standardized industry methodology and is not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Lyft defines Revenue per Active Rider as quarterly revenue divided by the number of Active Riders for the same quarter.

Non-GAAP Financial Measures

To supplement Lyft’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including adjusted net loss, adjusted net loss per share, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines adjusted net loss as net loss adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and cost related to acquisitions; Lyft defines adjusted net loss per share by dividing adjusted net loss by weighted-average shares outstanding; Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods; Lyft defines Contribution Margin for a period as Contribution for the period divided by Revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted to exclude interest income, other income (expense), net, provision for income taxes, depreciation and amortization, costs related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims.

Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of adjusted net loss, adjusted net loss per share, Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from adjusted net loss, adjusted net loss per share, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

Lyft uses adjusted net loss, adjusted net loss per share, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted net loss, adjusted net loss per share, Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted net loss, adjusted net loss per share, Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, adjusted net loss, adjusted net loss per share, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts

Catherine Buan / Shawn Woodhull	Adrian Durbin / Alexandra LaManna
investor@lyft.com	press@lyft.com

LYFT, INC.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$417,393	$517,690
Short-term investments	2,892,917	1,520,180
Prepaid expenses and other current assets	367,487	282,572

Total current assets	3,677,797	2,320,442
Restricted cash and cash equivalents	122,983	187,374
Restricted investments	1,165,299	863,713
Property and equipment, net	138,149	109,257
Operating lease right of use assets	347,027	—
Intangible assets, net	99,612	117,733
Goodwill	150,926	152,085
Other assets	2,683	9,439

Total assets	$5,704,476	$3,760,043

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$12,690	$32,343
Insurance reserves	1,207,380	810,273
Accrued and other current liabilities	813,288	606,203
Operating lease liabilities — current	92,458	—

Total current liabilities	2,125,816	1,448,819
Operating lease liabilities	295,164	—
Other liabilities	6,364	30,458

Total liabilities	2,427,344	1,479,277

Redeemable convertible preferred stock, $0.00001 par value, no and 227,328,900 shares authorized as of June 30, 2019 and December 31, 2018, respectively; no and 219,175,709 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	—	5,152,047

Stockholders’ equity (deficit)

Preferred stock, $0.00001 par value; 1,000,000,000 and no shares authorized as of June 30, 2019 and December 31, 2018, respectively; no shares issued and outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares and 340,000,000 shares authorized, 279,970,833 Class A shares and 22,438,472 shares issued and outstanding, as of June 30, 2019 and December 31, 2018, respectively; 100,000,000 and no Class B shares authorized, 12,779,709 and no Class B shares issued and outstanding, as of June 30, 2019 and December 31, 2018, respectively	3	—
Additional paid-in capital	7,999,678	73,916
Accumulated other comprehensive income	5,493	133
Accumulated deficit	(4,728,042)	(2,945,330)

Total stockholders’ equity (deficit)	3,277,132	(2,871,281)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$5,704,476	$3,760,043

Lyft, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$867,265	$504,912	$1,643,292	$902,100

Costs and expenses
Cost of revenue	630,136	293,186	1,092,993	553,795
Operations and support	151,975	67,366	339,210	127,271
Research and development	309,833	64,415	940,793	127,607
Sales and marketing	180,951	175,107	456,080	343,814
General and administrative	267,286	98,472	644,022	188,626

Total costs and expenses	1,540,181	698,546	3,473,098	1,341,113

Loss from operations	(672,916)	(193,634)	(1,829,806)	(439,013)
Interest income	29,979	15,251	49,633	26,752
Other expense, net	(311)	(289)	(165)	(344)

Loss before income taxes	(643,248)	(178,672)	(1,780,338)	(412,605)
Provision for income taxes	991	231	2,374	637

Net loss	$(644,239)	$(178,903)	$(1,782,712)	$(413,242)

Net loss per share, basic and diluted	$(2.23)	$(8.48)	$(11.38)	$(20.09)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	288,372	21,088	156,647	20,566

Stock-based compensation included in costs and expenses:
Cost of revenue	$15,058	$137	$56,548	$242
Operations and support	8,221	46	59,624	97
Research and development	182,918	515	689,124	1,243
Sales and marketing	12,133	47	57,244	174
General and administrative	74,908	756	290,184	1,741

LYFT, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(1,782,712)	$(413,242)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	54,215	2,836
Stock-based compensation	1,152,724	3,497
Amortization of premium on marketable securities	151	363
Accretion of discount on marketable securities	(21,357)	(8,056)
Other	7,463	298
Changes in operating assets and liabilities
Prepaid expenses and other assets	(79,712)	(46,912)
Operating lease right-of-use assets	39,951	—
Accounts payable	(22,403)	(2,102)
Insurance reserves	397,107	198,379
Accrued and other liabilities	212,083	153,349
Lease liabilities	(27,021)	—

Net cash used in operating activities	(69,511)	(111,590)

Cash flows from investing activities
Purchases of marketable securities	(3,581,779)	(2,874,656)
Purchase of term deposit	(105,000)	—
Proceeds from sales of marketable securities	647,138	685,323
Proceeds from maturities of marketable securities	1,391,360	1,296,457
Purchases of property and equipment and scooter fleet	(68,285)	(11,209)
Purchases of other intangible assets	—	(2,200)
Cash paid for acquisitions, net of cash acquired	(1,801)	—
Other investing activities	780	—

Net cash used in investing activities	(1,717,587)	(906,285)

Cash flows from financing activities

Proceeds from issuance of common stock in initial public offering, net of underwriting commissions, offering costs and reimbursements	2,484,230	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	807,369
Proceeds from exercise of stock options and other common stock issuances	2,541	4,351
Taxes paid related to net share settlement of equity awards	(863,955)	—

Net cash provided by financing activities	1,622,816	811,720

Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	296	(137)
Net decrease in cash, cash equivalents and restricted cash and cash equivalents	(163,986)	(206,292)
Cash, cash equivalents and restricted cash and cash equivalents

Beginning of period	706,486	1,178,919

End of period	$542,500	$972,627

Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$417,393	$928,437
Restricted cash and cash equivalents	122,983	44,190
Restricted cash, included in prepaid expenses and other current assets	2,124	—

Total cash, cash equivalents and restricted cash and cash equivalents	$542,500	$972,627

Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$11,504	$10,078
Deferred offering costs accrued, unpaid	201	—
Right of use assets acquired under operating leases	99,550	—
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	5,152,047	—
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	7,690	—

LYFT, INC.

GAAP to non-GAAP Reconciliations

(in millions, except per share and % data)

(Unaudited)

Three Months Ended June 30, 2019

	GAAP	Amortization of intangible assets	Stock-based compensation expense	Payroll tax expense related to stock-based compensation	Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	Costs related to acquisitions	Non-GAAP
Revenue	$867.3						$867.3
Costs and expenses
Cost of revenue	$(630.1)	$5.3	$15.1	$0.2	$141.1	$—	$(468.4)
Operations and support	(152.0)	—	8.2	—	—	—	(143.8)
Research and development	(309.8)	2.9	182.9	2.1	—	—	(121.9)
Sales and marketing	(181.0)	0.3	12.1	0.2	—	—	(168.4)
General and administrative	(267.3)	0.7	74.9	0.9	—	—	(190.8)

Total cost and expenses	$(1,540.2)	$9.2	$293.2	$3.4	$141.1	$—	$(1,093.3)

Loss from operations	$(672.9)						$(226.0)
Interest income	30.0						30.0
Other expense, net	(0.3)						(0.3)

Loss before income taxes	(643.2)						(196.3)
Provision for income taxes	1.0						1.0

Net loss	$(644.2)						$(197.3)

Net loss per share, basic and diluted	$(2.23)						$(0.68)

Weighted-average shares used to compute net loss per share, basic and diluted	288.4						288.4

Three Months Ended June 30, 2018

	GAAP	Amortization of intangible assets	Stock-based compensation expense	Payroll tax expense related to stock-based compensation	Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	Costs related to acquisitions	Non-GAAP
Revenue	$504.9						$504.9
Costs and expenses
Cost of revenue	$(293.2)	$0.7	$0.1	$—	$—	$—	$(292.4)
Operations and support	(67.4)	—	—	—	—	—	(67.4)
Research and development	(64.4)	—	0.5	—	—	—	(63.9)
Sales and marketing	(175.1)	—	0.1	—	—	—	(175.0)
General and administrative	(98.5)	0.2	0.8	—	—	—	(97.5)

Total cost and expenses	$(698.6)	$0.9	$1.5	$—	$—	$—	$(696.2)

Loss from operations	$(193.7)						$(191.3)
Interest income	15.3						15.3
Other expense, net	(0.3)						(0.3)

Loss before income taxes	(178.7)						(176.3)
Provision for income taxes	0.2						0.2

Net loss	$(178.9)						$(176.5)

Net loss per share, basic and diluted	$(8.48)						$(8.37)

Weighted-average shares used to compute net loss per share, basic and diluted	21.1						21.1

LYFT, INC.

Calculations of Key Metrics and

GAAP to Non-GAAP Reconciliations

(In millions, except percentages)

(Unaudited)

	Three Months Ended June 30
	2019	2018
Contribution

Revenue	$867.3	$504.9
Less cost of revenue	(630.1)	(293.2)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	5.3	0.7
Stock-based compensation expense	15.1	0.1
Payroll tax expense related to stock-based compensation	0.2	—
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	141.1	0.0

Contribution	$398.9	$212.5

Contribution Margin	46%	42%

	Three Months Ended June 30
	2019	2018
Adjusted EBITDA

Net loss	$(644.2)	$(178.9)
Adjusted to exclude the following:
Interest income	(30.0)	(15.3)
Other expense, net	0.3	0.3
Provision for income taxes	1.0	0.2
Depreciation and amortization	31.1	1.7
Stock-based compensation expense	293.2	1.5
Payroll tax expense related to stock-based compensation	3.4	—
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	141.1	—

Adjusted EBITDA	$(204.1)	$(190.5)

Adjusted EBITDA Margin	(24%)	(38%)